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                                                                      Exhibit 24


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Albert P.L. Stroucken, Raymond A. Tucker and Richard C. Baker, with full power to each act without the other, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of an additional 200,000 shares of Common Stock of H.B. Fuller Company pursuant to the H.B. Fuller Company Executive Stock Purchase Loan Program, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

                  Dated: October 19, 2000

Signature:                           Title:
---------                            -----


/s/ Albert P.L. Stroucken            Chairman of the Board,
----------------------------         President and Chief Executive Officer
Albert P.L. Stroucken                and Director
                                     (principal executive officer)


/s/ Raymond A. Tucker                Senior Vice President,
----------------------------         Chief Financial Officer
Raymond A. Tucker                    (principal financial officer)


/s/ David J. Maki                    Vice President and Controller
----------------------------         (principal accounting officer)
David J. Maki


                                     Director
----------------------------
Anthony L. Andersen


/s/ Norbert R. Berg                  Director
----------------------------
Norbert R. Berg


/s/ Edward L. Bronstien, Jr.         Director
----------------------------
Edward L. Bronstien, Jr.


/s/ Robert J. Carlson                Director
----------------------------
Robert J. Carlson


/s/ Freeman A. Ford                  Director
----------------------------
Freeman A. Ford


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                                     Director
----------------------------
Gail D. Fosler


/s/ Reatha Clark King                Director
----------------------------
Reatha Clark King


/s/ Walter Kissling                  Director
----------------------------
Walter Kissling


/s/ John J. Mauriel, Jr.             Director
----------------------------
John J. Mauriel, Jr.


/s/ Lee R. Mitau                     Director
----------------------------
Lee R. Mitau